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EXHIBIT 24.1

                               POWERS OF ATTORNEY

     The undersigned director of ALLIED HEALTHCARE PRODUCTS, INC., does hereby constitute and appoint EARL R REFSLAND and DANIEL C. DUNN, and each of them, his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of ALLIED HEALTHCARE PRODUCTS, INC. or as an officer or director of ALLIED HEALTHCARE PRODUCTS, INC.) any and all instruments which the attorney and agent may deem necessary or advisable in order to enable ALLIED HEALTHCARE PRODUCTS, INC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration and issuance under the Securities Act of 1933, as amended, of securities of ALLIED HEALTHCARE PRODUCTS, INC pursuant to the Company's 1999 Incentive Stock Plan, and the Incentive Stock Plan for Non-Employee Directors Plan, as amended, including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of ALLIED HEALTHCARE PRODUCTS, INC. or as an officer or director of ALLIED HEALTHCARE PRODUCTS, INC.) to one or more Registration Statements on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Shares or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that the attorney and agent shall do or cause to be done by virtue hereof.

DATED: February __, 2006